UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 14, 2014

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01    Other Events

Sean P. Downes, Chairman, President and Chief Executive Officer of Universal Insurance Holdings, Inc. (“Company”), Jon W. Springer, Executive Vice President, Chief Operating Officer and a director of the Company, and Stephen J. Donaghy, Chief Administrative Officer and Secretary of the Company, each entered into a Rule 10b5-1 trading plan (“Trading Plan”) to sell a portion of his holdings of Company common stock as part of his personal financial planning strategy for asset diversification and liquidity. Messrs. Downes and Donaghy each entered into a Trading Plan on November 14, 2014, and Mr. Springer entered into a Trading Plan on November 18, 2014.

Mr. Downes’ Trading Plan provides for the sale of up to 240,000 shares of his common stock and terminates on the earlier of December 16, 2015, or the completion of all sales contemplated under the plan. Planned sales under Mr. Downes’ Trading Plan will commence no earlier than December 16, 2014, provided that the price of the Company’s common stock achieves specified levels.

Mr. Springer’s Trading Plan provides for the sale of up to 72,000 shares of his common stock and terminates on the earlier of December 8, 2015, or the completion of all sales contemplated under the plan. Planned sales under Mr. Springer’s Trading Plan will commence no earlier than December 24, 2014, provided that the price of the Company’s common stock achieves specified levels.

Mr. Donaghy’s Trading Plan provides for the sale of up to 90,000 shares of his common stock and terminates on the earlier of May 22, 2015, or the completion of all sales contemplated under the plan. Planned sales under Mr. Donghy’s Trading Plan will commence no earlier than December 22, 2014, provided that the price of the Company’s common stock achieves specified levels.

Each Trading Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not in possession of material, nonpublic information at the time the plan is adopted to establish prearranged plans to buy or sell Company stock. Once a plan is established, the individual retains no discretion over purchases or sales under the plan, and the transactions are executed through a broker on or after specified dates, whether or not the individual subsequently acquires material, nonpublic information about the Company.

Transactions under any Trading Plan will be disclosed in accordance with applicable securities laws, rules and regulations through filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 20, 2014	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
President and Chief Executive Officer